Exhibit 99.1

FOR IMMEDIATE RELEASE November 15, 2012	NEWS NYSE MKT: GORO

GOLD RESOURCE CORPORATION REPORTS THIRD QUARTER 2012 RESULTS;

INCREASES PRODUCTION BY 54% OVER PRIOR QUARTER

COLORADO SPRINGS – November 15, 2012 – Gold Resource Corporation (NYSE MKT: GORO) (the Company) today announced results for its third quarter ending September 30, 2012. Gold Resource Corporation is a low-cost gold producer with operations in the southern state of Oaxaca, Mexico.

2012 Q3 HIGHLIGHTS

•	22,336 ounces precious metal gold equivalent (AuEq) produced

•	18,059 ounces (AuEq) sold

•	54% AuEq production increase over prior quarter

•	$23.8 million mine gross profit generated

•	$13.1 million pretax income, or $0.26 per share

•	$7.3 million net income, or $0.14 per share

•	$9.5 million dividend distribution, or $0.18 per share

•	$6.6 million physical gold and silver in treasury

•	Continued physical gold and silver dividend program

Overview of Third Quarter 2012 Results from El Aguila Project

Gold Resource Corporation’s El Aguila Project produced 22,336 ounces (AuEq) before payable metal deductions. The Company sold 18,059 ounces precious metal gold equivalent (AuEq) at a total cash cost of $459 per ounce AuEq in the third quarter. Average prices realized on sales during the quarter were $1,769 per ounce gold and $32 per ounce silver. Mine gross profit generated was $23.8 million. The Company paid $9.5 million to shareholders in dividends. The Company continued its physical dividend program where shareholders have the option to convert their cash dividends to physical gold and/or silver.

“Our 54% increase in third quarter production was the result of overcoming many challenges including increasing water, increasing CO2 gas and mine development hurdles,” stated Gold Resource Corporation’s President, Mr. Jason Reid. “We continued to upgrade our management team which I believe was in large part the reason behind the increase in production. The positive takeaway from the quarter should include increased production, continued profitability, lowered total cash costs, and returning $9.5 million in dividends to the owners of the Company,” stated Mr. Reid.

The Company will host a conference call at 11:00 a.m. EDT on Thursday, November 15. Conference call details can be found on the Company website at www.goldresourcecorp.com.

Below is a table of the key production statistics for our El Aguila Project during the three and nine months ended September 30, 2012:

Production and Sales Statistics
	La Arista Underground Mine		La Arista Underground Mine
	Three Months Ended September 30,	Three Months Ended September 30,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2012	2011	2012	2011
Production Summary
Milled:
Tonnes Milled	76,786	57,156	211,792	112,372
Tonnes Milled per Day	835	621	773	621
Grade:
Average Gold Grade (g/t)	4.17	3.89	4.08	3.02
Average Silver Grade (g/t)	320	491	365	438
Average Copper Grade (%)	0.43	0.47	0.44	0.44
Average Lead Grade (%)	2.14	1.30	1.88	1.18
Average Zinc Grade (%)	4.43	2.91	4.01	2.58
Recoveries:
Average Gold Recovery (%)	88	89	89	90
Average Silver Recovery (%)	94	93	93	93
Average Copper Recovery (%)	75	78	74	75
Average Lead Recovery (%)	64	77	69	78
Average Zinc Recovery (%)	80	77	77	73
Mill production (before payable metal deductions)(2)
Gold (ozs.)	9,047	6,371	24,611	9,855
Silver (ozs.)	739,576	841,820	2,317,110	1,472,486
Copper (tonnes)	245	211	687	369
Lead (tonnes)	1,051	569	2,734	1,027
Zinc (tonnes)	2,705	1,281	6,567	2,117
Payable metal sold(2)
Gold (ozs.)	7,287	5,605	20,317	13,219
Silver (ozs.)	599,501	780,317	1,982,868	1,356,806
Copper (tonnes)	214	189	596	270
Lead (tonnes)	869	497	2,231	888
Zinc (tonnes)	1,993	938	5,003	1,422
Average metal prices realized
Gold (oz.)	$1,769	$1,702	$1,690	$1,553
Silver (oz.)	$32	$38	$31	$37
Copper ( tonne)	$8,161	$8,835	$8,162	$8,869
Lead (tonne)	$2,107	$2,346	$2,080	$2,402
Zinc ( tonne)	$1,999	$2,182	$1,997	$2,185
Gold equivalent ounces produced (mill production)(2)
Gold Ounces	9,047	6,371	24,611	9,397
Gold Equivalent Ounces from Silver	13,289	18,918	42,038	31,270

Total Gold Equivalent Ounces	22,336	25,289	66,649	40,667

Gold equivalent ounces sold(2)
Gold Ounces	7,287	5,605	20,317	13,219
Gold Equivalent Ounces from Silver	10,772	17,535	35,974	32,651

Total Gold Equivalent Ounces	18,059	23,140	56,291	45,870

Total Cash Cost per Gold Equivalent Ounce(1)	$459	$260	$396	$—

(1)	A reconciliation of this non-GAAP measure to mine cost of sales, the most comparable GAAP measure, can be found below in Non-GAAP Measures. Total cash cost per gold equivalent ounce sold for the combined La Arista underground mine and the El Aguila open pit mine for the for the nine months ended September 30, 2011, can be found in the Non-GAAP Measures in the Form 10-Q for the period ended September 30, 2012.
(2)	Mill production represents metal contained in concentrates produced at the mill, which is before payable metal deductions are levied by the buyer of the Company’s concentrates. In addition, mill production quantities fort the nine months ended September 30, 2012 do not reflect any deduction for 757 gold ounces and 43,435 silver ounces (approximately 1,800 gold equivalent ounces) resulting from the settlement agreement with the buyer of the Company’s concentrates as discussed in Note 13 of the Consolidated Financial Statements in the Form 10-Q for the period ended September 30, 2012. Gold equivalent ounces sold for the nine months ended September 30, 2012 have been reduced by approximately 1,800 gold equivalent ounces as a result of the settlement.

Production and Sales Statistics
El Aguila Open Pit Mine
Nine Months Ended September 30,
2011 (1)
Production Summary
Milled:
Tonnes Milled	46,409
Tonnes Milled per Day	829
Grade:
Average Gold Grade (g/t)	4.18
Average Silver Grade (g/t)	53
Recoveries:
Average Gold Recovery (%)	89
Average Silver Recovery (%)	75
Mill production (before payable metal deductions)
Gold (ozs.)	5,559
Silver (ozs.)	58,309
Payable metal sold
Gold (ozs.)	3,917
Silver (ozs.)	43,605
Average metal prices realized
Gold (oz.)	$1,383
Silver (oz.)	$34
Gold equivalent ounces produced (mill production)
Gold Ounces	5,559
Gold Equivalent Ounces from Silver (2)	—

Total Gold Equivalent Ounces	5,559

Gold equivalent ounces sold
Gold Ounces	3,917
Gold Equivalent Ounces from Silver (2)	—

Total Gold Equivalent Ounces	3,917

(1)	No activity for the three months ended September 30, 2011.
(2)	Silver ounces were considered a by-product in arriving at the total cash cost per ounce equivalent.
(3)	Total cash cost per gold equivalent ounce sold for the combined La Arista underground mine and the El Aguila open pit mine for the for the nine months ended September 30, 2011 can be found in the Non-GAAP Measures in the Form 10-Q for the period ended September 30, 2012.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital. The Company has 100% interest in six potential high-grade gold and silver properties in Mexico’s southern state of Oaxaca. The Company has 52,679,369 shares outstanding, no warrants and no debt. Gold Resource Corporation is the only Company to offer its shareholders a dividend option to obtain physical gold or silver in addition to cash. For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three months and nine months ended September 30, 2012 and 2011, its financial condition at September 30, 2012 and December 31, 2011 and its cash flows for the three months and nine months ended September 30, 2012 and 2011. The summary data for the three and nine months ended September 30, 2012 and 2011 is unaudited; the summary data for the year ended December 31, 2011 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2011, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC’s website at www.sec.gov.

The calculation of our cash cost per ounce contained in this press release is a non-GAAP financial measure. Please see “Management’s Discussion and Analysis and Results of Operation” contained in the Company’s most recent Form 10-Q and Form 10-K.

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

for the three and nine months ended September 30, 2012 and 2011

(U.S. dollars in thousands, except shares and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Sales of metals concentrate, net	$36,490	$37,781	$103,399	$69,725

Mine cost of sales:
Production costs	12,141	7,690	31,838	16,967
Depreciation and amortization	556	184	940	327
Accretion	20	20	60	63

Total mine cost of sales	12,717	7,894	32,838	17,357

Mine gross profit	23,773	29,887	70,561	52,368
Costs and expenses:
General and administrative expenses	2,933	1,812	8,922	4,790
Exploration expenses	1,882	1,735	5,466	3,271
Construction and development	5,394	4,467	13,492	13,557

Total costs and expenses	10,209	8,014	27,880	21,618

Operating income	13,564	21,873	42,681	30,750
Other income (expense)	(485)	2,476	(1,782)	2,333

Income before income taxes	13,079	24,349	40,899	33,083
Provision for income taxes	5,782	9,131	16,398	10,937

Net income before extraordinary item	7,297	15,218	24,501	22,146
Extraordinary items:
Flood loss, net of income tax benefit of $750	—	—	—	(1,756)

Net income	$7,297	$15,218	$24,501	$20,390

Other comprehensive (loss) income:
Currency translation gain (loss)	2,168	(4,227)	1,943	(3,844)

Net comprehensive income	$9,465	$10,991	$26,444	$16,546

Net income per common share:
Basic:
Before extraordinary item	$0.14	$0.29	$0.46	$0.41
Extraordinary item	$—	$—	$—	$(0.03)

Net income	$0.14	$0.29	$0.46	$0.38

Diluted:
Before extraordinary item	$0.13	$0.27	$0.43	$0.39
Extraordinary item	$—	$—	$—	$(0.03)

Net income	$0.13	$0.27	$0.43	$0.36

Weighted average shares outstanding:
Basic	52,848,586	52,997,194	52,885,640	52,997,929

Diluted	56,254,632	56,357,096	56,365,316	56,475,441

The accompanying notes are an integral part of these consolidated financial statements.

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except shares)

	September 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$36,242	$51,960
Gold and silver bullion	6,560	2,549
Accounts receivable	16,090	14,281
Inventories	5,086	4,243
Deferred tax assets	11,118	11,118
Prepaid expenses and other assets	701	957

Total current assets	75,797	85,108
Land and mineral rights	227	227
Property and equipment - net	12,959	10,318
Inventories	890	—
Deferred tax assets	19,517	19,517

Total assets	$109,390	$115,170

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,437	$1,691
Accrued expenses	4,314	4,879
IVA taxes payable	3,191	559
Income taxes payable	1,990	15,987
Dividends payable	3,170	2,645

Total current liabilities	15,102	25,761
Asset retirement obligation	2,539	2,281

Total liabilities	17,641	28,042
Shareholders’ equity:
Preferred stock - $0.001 par value, 5,000,000 shares authorized:
no shares issued and outstanding	—	—
Common stock - $0.001 par value, 100,000,000 shares authorized:
53,015,767 and 52,998,303 shares issued and outstanding, respectively	53	53
Additional paid-in capital	112,201	132,529
(Deficit) accumulated during the exploration stage	(15,021)	(39,522)
Treasury stock at cost, 186,991 shares	(3,449)	(1,954)
Other comprehensive (loss) - currency translation adjustment	(2,035)	(3,978)

Total shareholders’ equity	91,749	87,128

Total liabilities and shareholders’ equity	$109,390	$115,170

The accompanying notes are an integral part of these consolidated financial statements.

GOLD RESOURCE CORPORATION

(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

for the three and nine months ended September 30, 2012 and 2011

(U.S. dollars in thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$7,297	$15,218	$24,501	$20,390

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	600	181	1,117	511
Accretion	20	21	60	63
Stock-based compensation	1,980	1,771	6,640	4,670
Currency translation gain (loss)	2,168	(4,227)	1,943	(3,843)
Unrealized (gain) loss from gold and silver bullion held	(1,073)	287	(744)	287
Realized loss from gold and silver bullion converted	19	—	109	—
Other	6	—	6	—
Changes in operating assets and liabilities:
Accounts receivable	(11,504)	(12,137)	(1,809)	(13,549)
Inventories	(689)	1,033	(1,733)	(1,477)
Income tax receivable	712	—	—	—
Prepaid expenses and other assets	168	(797)	256	(1,180)
Accounts payable	1,851	348	746	1,549
Accrued expenses	102	638	(565)	116
IVA taxes payable	(485)	3,621	2,632	5,451
Income taxes payable	1,990	9,131	(13,997)	10,187

Total adjustments	(4,135)	(130)	(5,339)	2,785

Net cash provided by operating activities	3,162	15,088	19,162	23,175

Cash flows from investing activities:
Capital expenditures	(814)	(1,955)	(3,763)	(5,044)
Purchases of gold and silver bullion	(525)	(2,012)	(4,707)	(2,012)
Proceeds from conversion of gold and silver bullion	536	—	1,331	—

Net cash used in investing activities	(803)	(3,967)	(7,139)	(7,056)

Cash flows from financing activities:
Dividends paid	(9,514)	(6,890)	(26,444)	(17,490)
Treasury stock purchases	(1,495)	(972)	(1,495)	(972)

Net cash (used in) financing activities	(11,009)	(7,862)	(27,939)	(18,462)

Effect of exchange rates on cash and equivalents	114	(343)	198	(225)

Net increase (decrease) in cash and cash equivalents	(8,536)	2,916	(15,718)	(2,568)
Cash and equivalents at beginning of period	44,778	42,098	51,960	47,582

Cash and equivalents at end of period	$36,242	$45,014	$36,242	$45,014

Supplemental Cash Flow Information
Income taxes paid	$2,003	$—	$30,395	$—

The accompanying notes are an integral part of these consolidated financial statements.